UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 23, 2007

                                -----------------

                             Digital Recorders, Inc.
             (Exact Name of Registrant as Specified in Its Charter)



        North Carolina                     1-13408              56-1362926
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
        Incorporation)                                       Identification No.)


                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry Into a Material Definitive Agreement

         On February 23, 2007, the Company amended a provision in the employment agreements for each of its Chief Financial Officer and its Chief Technology officer to adjust the formula under which severance payments are to be calculated for each of these officers under certain narrow circumstances. In the event that there is both (1) a change of control of the Company, and (2) the key manager, as a direct result, is faced with loss of position or change in responsibilities, then a "triggering event" will be deemed to occur. Upon such a triggering event, the officer would be entitled to receive severance which would include, among other things, a cash payment equal to two times his or her prior year's compensation. The employment agreements for these officers had previously provided for a one times multiple if such a triggering event were to occur.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         The Company incorporates by reference the information included in Item
1.01 of this Form 8-K.

Signature(s)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DIGITAL RECORDERS, INC.

Date: March 1, 2007                  By:    /s/ KATHLEEN BROWN OHER, CPA
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                                            Kathleen Brown Oher, CPA
                                            Vice President, Chief Financial
                                            Officer, Treasurer, and Secretary